Wright and Stryker Proposed Acquisition Employee Town Hall Exhibit 99.4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of Wright Medical Group N.V. (the “Company”) and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products, including the ability to achieve wide market acceptance of the Company’s products due to clinical, regulatory, cost reimbursement and other issues; filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and other proposed transactions; uncertainties as to how many of the Company’s shareholders will tender their shares in the offer or approve the resolutions to be solicited at the extraordinary general meeting (the “EGM”); the possibility that various closing conditions for the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the effects of the proposed transaction (or the announcement thereof) on relationships with associates, customers, other business partners or governmental entities; transaction costs; the risk that the proposed transaction will divert management’s attention from the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; risks associated with litigation; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (the “SEC”) by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9, proxy statement and other documents to be filed by the Company. All forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS The tender offer for Wright’s outstanding ordinary shares referenced herein has not yet commenced. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This presentation may be deemed to be solicitation material in respect of the EGM Proposals (defined below). At the time the tender offer is commenced, Stryker will file with the SEC a Tender Offer Statement on Schedule TO, and Wright will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. Wright also intends to file with the SEC a proxy statement in connection with the EGM, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the EGM. SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO ANY OF THE FOREGOING) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Stryker will be available free of charge on Stryker’s website, www.stryker.com, or by contacting Stryker’s investor relations department at katherine.owen@stryker.com. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com. In addition, Wright shareholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement on Schedule TO.

PARTICIPANTS IN THE SOLICITATION Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright’s ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.

Today’s Announcement Stryker intends to acquire Wright by purchasing all ordinary shares of Wright Medical through a cash tender offer of $30.75 per share, followed by a corporate reorganization Once the transaction has been completed, Wright will become part of Stryker’s Orthopaedic business in its Trauma/Extremities segment

Transaction Overview Anticipated Close Consideration Closing Conditions Second half of 2020, subject to closing conditions $30.75 per share in cash EV/LTM revenue: 6.0x 52% premium over volume-weighted average closing price of Wright ordinary shares over the thirty calendar days ended October 31, 2019, the last trading day prior to speculation that Wright was exploring a sale of the company. Completion of a tender offer for Wright shares, approval of certain matters by Wright shareholders at an extraordinary general meeting of shareholders, clearance by U.S. and certain non-U.S. antitrust regulators and other customary conditions ~$4.7 billion, including the value of outstanding convertible notes, and a total enterprise value of approximately $5.4 billion Delivering Significant Value to Wright Medical Shareholders Transaction Equity Value Premium to Sales Multiple and Stock Price

Stryker at a Glance One of the world’s leading medical technology companies offering innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine. $13.6 billion in annual global sales in 2018 – 39 straight years of sales growth One of the world’s best workplaces – 36,000 employees worldwide $862 million spent on R&D in 2018 – 7,784 patents owned globally in 2018 SYK listed on New York Stock Exchange To learn more, please visit www.stryker.com 7

Mission and Values Mission Together with our customers, we are driven to make healthcare better. Values Integrity - We do what's right People - We grow talent Accountability - We do what we say Performance - We deliver

Why Wright? “This acquisition enhances our global market position in trauma & extremities, providing significant opportunities to advance innovation, improve outcomes and reach more patients. Wright has built a successful business and we look forward to welcoming their team to Stryker.” Kevin Lobo Chairman and CEO, Stryker 9

Why Wright? Key Benefits for Stryker Wright will be a significant addition to Stryker’s orthopaedics business Expands Stryker’s existing platform in upper extremities and lower extremities Adds new growth platforms in biologics and digital technologies Leverages combined organization’s world-class sales forces and expertise in developing and marketing innovative products Provides opportunity for further innovation to support extremities market growth and procedure penetration worldwide Combination meaningfully increases ability to ensure we meet needs of clinician customers around the world and patients they serve

Why Stryker? Key Benefits for Wright Advances our broad platform of extremities and biologics technologies with one of the world’s leading medical technology companies Leverages Wright’s world-class sales organization to better serve and reach more patients and clinicians Affords Wright employees the opportunity to be part of one of the world’s BEST PLACES to work Together, committed to creating innovative medical solutions for better patient outcomes and delivering value through clinical leadership and excellence Combination meaningfully increases ability to ensure we meet needs of clinician customers around the world and patients they serve

What’s Next? What Does this Mean for Wright Employees? A transition period exists between this announcement and Day One when the transaction is closed, which is expected in second half 2020 During the transition period, Wright will continue to operate normally…“business as usual” Job responsibilities, reporting structure, location, compensation and benefit plans, and stock vesting don’t change due to this announcement during this period Everyone should continue to focus on vital few/operational objectives and individual goals, and treat Stryker like any other company in the marketplace Integration teams from both companies will be set up to create thoughtful integration plans that foster growth and success, we anticipate a lot of complementary capabilities More details will be shared as they become available between now and close Vitally important that planning efforts do not distract us from remaining productive and executing on our objectives

Roadmap To Completion Event Expected Timeline Execute definitive agreement Solicit tender of shares from Wright shareholders Hold extraordinary general meeting of shareholders Receive regulatory clearances Close transaction Completed Tender offer documents to be filed in Q4 2019 Proxy statement for extraordinary general meeting to be mailed to shareholders 1H 2020 Second half of 2020 Second half of 2020

Our Commitment to You Ongoing, frequent & timely updates to provide additional information Regular management contact In-person meetings where possible to keep employees informed Written communication as information becomes available Maintain open and transparent communication Fully dedicated management team to answer your questions Additional resources for employees Press release, Employee FAQs Any member of Executive Staff and your Manager HR representative We will communicate as much as we can, as fast as we can

A Bright and Exciting Future as Part of Stryker! Advances our broad platform of upper and lower extremities, biologics and digital technologies with one of the world’s leading medical technology companies Leverages combined organization’s world-class sales forces and expertise in developing and marketing innovative products Provides opportunity for further innovation to support extremities market growth and procedure penetration worldwide Affords employees the opportunity to be part of one of the world’s BEST PLACES to work Offers significant value for the company’s stakeholders, including shareholders, customers and employees

Wright and Stryker Proposed Acquisition Q&A 16

Thank you 17